As filed with the Securities and Exchange Commission on May 12, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Centuri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1623	93-1817741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027
(623) 582-1235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Wilcock
Centuri Holdings, Inc.
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027
(623) 582-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. John Hensley Morrison & Foerster LLP 300 Colorado Street, Suite 1800 Austin, TX 78701 (512) 617-0650	Brandon C. Parris Morrison & Foerster LLP 425 Market Street San Francisco, CA, 94105 (415) 268-7522

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus, which covers the offering, issuance and sale by Centuri Holdings, Inc. (the “Company”) of up to $500,000,000 of the Company’s common stock, preferred stock, depositary shares, warrants, rights and units from time to time in one or more offerings; and
•a resale prospectus, which covers the resale from time to time in one or more offerings by the selling stockholders named therein of up to 74,152,087 shares of the Company’s common stock.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares that may be sold under the resale prospectus will be specified in one or more prospectus supplements to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The resale prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated May 12, 2025.
Prospectus
Centuri Holdings, Inc.
$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

We may offer, from time to time, together or separately, in one or more offerings:
•common stock, par value $0.01 per share;
•preferred stock, par value $0.01 per share;
•depositary shares;
•warrants to purchase common stock, preferred stock or depositary shares;
•rights to purchase common stock, preferred stock or depositary shares; and
•units comprised of two or more of the foregoing securities.
The aggregate public offering price of all securities issued by us under this prospectus may not exceed $500,000,000. We may sell any combination of these securities in one or more offerings, in amounts, at prices and on terms to be determined at the time of each offering thereof. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer the securities.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of these methods, on a continuous or delayed basis. For additional information on the methods we may use to sell securities under this prospectus, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” The last reported sale price of our common stock on the NYSE on May 9, 2025 was $21.34 per share.

Investing in shares of our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference hereto and thereto.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2025.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and which we have prepared or which has been prepared on our behalf or to which we have referred you. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you.
The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities hereunder. Our business, results of operations or financial condition may have changed since that date. Any information contained on or accessible through our website is not incorporated herein and does not constitute a part of this prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to an aggregate amount of $500,000,000 in shares of our common stock, shares of our preferred stock, warrants, rights or units comprised of two or more of the foregoing securities, together or separately, in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the applicable offering.
This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data.
We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents incorporated by reference herein or therein, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document may only be used where it is legal to sell these securities. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, references in this prospectus to “Centuri,” the “Company,” “we,” “us” and “our” refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
ii

OUR COMPANY
We are a leading North American utility infrastructure services company with over 115 years of operating history, and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. Based on our internal estimates, we believe that we are the third largest utility services provider by revenue based on fiscal 2023 utility services revenues of approximately $2.46 billion or 85% of consolidated revenue for fiscal 2023. We serve as a long-term strategic partner to, and an extension of, North America’s electric, gas and combination utility providers, delivering a wide range of infrastructure solutions that seek to ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting and installation of electric and natural gas distribution and utility-scale transmission networks to meet current and future demands. We also serve complementary, attractive and growing end markets such as renewable energy associated with the expected energy transition, data centers and 5G datacom. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and unwavering commitment to serve as long-term partners to customers and communities, our more than 8,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
We currently operate across 89 locations in 46 U.S. states and four Canadian provinces, enabling us to support our customers across multiple geographies.
The majority of our customer relationships are governed by long-term master services agreements (“MSAs”), comprising approximately 80% of our total revenue during the fiscal year ended December 29, 2024. Additionally, of the remaining 20% of our total revenue that was generated from bid contracts, 9% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
Corporate Information
We were incorporated in Delaware on June 9, 2023. The address of our principal executive offices is 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at https://www.centuri.com. Our website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before acquiring securities from us, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our subsequent Current Reports on Form 8-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and any other information contained in any document incorporated by reference or any accompanying prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties described in the documents incorporated into this prospectus by reference or contained in any accompanying prospectus supplement are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties set forth in this prospectus under “Risk Factors,” and the section entitled “Item 1.A Risk Factors” in our most recent Annual Report on Form 10-K and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•customer project scheduling and duration;
•weather and general economic conditions;
•results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•outcomes from contract and change order negotiations;
•our ability to successfully procure new work and impacts from being awarded work or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•the results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, and changes in our mix of customers, projects, contracts and business;
•regional or national and/or general economic conditions and demand for our services;
•price, volatility, and expectations of future prices of natural gas and electricity;
•increases in the costs to perform services caused by changing conditions;
•the termination or expiration of existing agreements or contracts;
•decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;
•the budgetary spending patterns of customers;
•inflation and other increases in construction costs that we may be unable to pass through to our customers;
•cost or schedule overruns on fixed-price contracts;
•availability of qualified labor for specific projects;
•the need and availability of letters of credit, payment and performance bonds, or other security;
•costs we incur to support growth, whether organic or through acquisitions;
•the timing and volume of work under contract;
•losses experienced in our operations;
•the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;
•developments in governmental investigations and/or inquiries;

•intense competition in the industries in which we operate;
•existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•failure of our partners, suppliers or subcontractors to perform their obligations;
•cybersecurity breaches;
•failure to maintain safe worksites;
•risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflict in the Middle East and the ongoing war in Ukraine;
•the impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•client delays or defaults in making payments;
•the cost and availability of credit and restrictions imposed by our debt agreements;
•the impact of credit rating actions and conditions in the capital markets on financing costs;
•changes in construction expenditures and financing;
•levels of or changes in operations and maintenance expenses;
•our ability to continue to remain within the ratios and other limits in our debt covenants;
•failure to implement strategic and operational initiatives;
•risks or uncertainties associated with acquisitions, dispositions and investments;
•possible information technology interruptions or inability to protect intellectual property;
•our failure, or the failure of our agents or partners, to comply with laws;
•our ability to secure appropriate insurance, licenses or permits;
•new or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•the loss of one or more clients that account for a significant portion of our revenue; and
•asset impairments.
Forward-looking statements are not guarantees of future performance, and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus. Except to the extent required by applicable law, we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including, without limitation, the funding of capital expenditures and working capital needs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), each of which is an exhibit to our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share, and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders; provided that, prior to the termination of that certain Separation Agreement, dated as of April 11, 2024 (the “Separation Agreement”), by and between us and Southwest Gas Holdings, with respect to the amendment of certain provisions in our Charter and Bylaws relating to the Separation Agreement or that certain Tax Matters Agreement, dated as of April 11, 2024, by and between us and Southwest Gas Holdings, Southwest Gas Holdings and any and all successors to Southwest Gas Holdings by way of merger, consolidation or sale of all or substantially all of its assets or equity (“SWX”) is entitled to a number of votes (which may be a fraction) for each share of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal that is equal to the greater of (A) one and (B) the quotient of (i) the sum of (y) the aggregate votes entitled to be cast by all holders of our capital stock (including common stock and preferred stock) other than SWX on such proposal plus (z) one divided by (ii) the number of shares of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
We entered into the Separation Agreement with Southwest Gas Holdings, which gives Southwest Gas Holdings the right to nominate a majority of our directors as long as Southwest Gas Holdings beneficially owns 50% or more of the total voting power of our outstanding common stock and specifies how Southwest Gas Holdings’ nominations rights shall decrease as Southwest Gas Holdings’ beneficial ownership of our common stock also decreases.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.

No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock other than certain anti-dilution rights held by Southwest Gas Holdings pursuant to the Separation Agreement. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, and subject to Southwest Gas Holdings’ consent rights, the Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law of the State of Delaware (the “DGCL”) and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.

Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board; provided that, prior to the termination of the Separation Agreement, the Board may consist of more than 13 directors subject to certain conditions. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director except, prior to the termination of the Separation Agreement in the case that (i) a director who was designated for nomination by Southwest Gas Holdings pursuant to the Separation Agreement or a director who was otherwise designated by Southwest Gas Holdings pursuant to the Separation Agreement, ceases to serve, or is not elected, as a director for any reason or (ii) Southwest Gas Holdings is entitled to have one or more directors nominated or appointed to the Board pursuant to the Separation Agreement due to an increase in the size of the Board, then any such vacancies or newly created directorships shall be filled in compliance with the Separation Agreement. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders. However, for so long as Southwest Gas Holdings owns at least 50% of the total voting power of the then-outstanding common stock, stockholders are permitted to act by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.

Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings owns 10% or less of the total voting power of our outstanding shares and has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES
This summary and any description of depositary shares in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific deposit agreement to be entered into by the Company and a depositary to be selected at the time of issue (the “depositary”) and the form of depositary receipt, each of which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock.
Withdrawal of Preferred Stock
Upon surrender of the depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not, after the exchange, be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.
Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
In the event that the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within sixty (60) days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS
This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue warrants to purchase common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•the title of the warrants;
•the total number of warrants;
•the price or prices at which the warrants will be issued;
•the currency or currencies that investors may use to pay for the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•whether the warrants will be issued in registered form or bearer form;
•information with respect to book-entry procedures, if any;
•if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•if applicable, the designation and term of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•if applicable, a discussion of material U.S. federal income tax consequences of holding or exercising the warrants;
•if applicable, the terms of redemption of the warrants;
•the identity of the warrant agent, if any;
•the manner in which the warrant agreement and warrants may be modified;
•the terms of any rights to redeem or call the warrants;
•the procedures and conditions relating to the exercise of the warrants; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant Agreements
We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form (i.e., book-entry form) will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form (i.e., bearer form). If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.
Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS
This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue units composed of any combination of our common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
The applicable prospectus supplement or other offering material may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•the terms of the unit agreement governing the units;
•if applicable, the material U.S. federal income tax consequences of holding the units;
•whether the units will be issued in fully registered or global form; and
•any other terms of the units.
The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS
This summary and any description of rights in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue rights to purchase our common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.
Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:
•the date for determining the security holders entitled to the rights distribution;
•the aggregate number of rights and the aggregate of amount of common shares, preferred shares or other securities purchasable upon exercise of the rights;
•the exercise price and any adjustments to such exercise price;
•the aggregate number of rights being issued;
•the date, if any, on and after which the rights may be transferable separately;
•the date on which the right to exercise the rights shall commence and the date on which the right shall expire;
•any material U.S. federal income tax consequences; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered under this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of any of the foregoing methods of sale. For each offering of securities hereunder, the accompanying prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of such offering, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of the securities being offered or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any delayed delivery arrangements;
•any over-allotment or other options pursuant to which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts, concessions or commissions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.
The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales through “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
Our common stock is listed on the NYSE under the symbol “CTRI.” Any securities we may offer, other than common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may provide agents and underwriters with indemnification against certain civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Rule 104 of Regulation M promulgated under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Any of the transactions described in this paragraph or comparable transactions that may be described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in any accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. This prospectus specifically incorporates by reference the documents listed below.
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 30, 2025, filed with the SEC on May 12, 2025;
•our Current Report on Form 8-K filed with the SEC on April 18, 2025;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2025 (excluding any potions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the end of the offering of the applicable securities under this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
You can obtain any of the filings incorporated by reference into this prospectus from the SEC through the SEC’s website at http://www.sec.gov. In addition, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
investors@centuri.com
(623) 879-3700
Attention: Jennifer Russo
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

Centuri Holdings, Inc.
$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

PROSPECTUS

              , 2025

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated May 12, 2025.
Prospectus
Centuri Holdings, Inc.
74,152,087 Shares of Common Stock

This prospectus relates solely to the resale from time to time of up to an aggregate of 74,152,087 shares of our common stock, par value $0.01 per share (the “common stock”), by the selling stockholders named in this prospectus (the “selling stockholders”). All 74,152,087 shares of our common stock that are being offered and sold are currently held by the selling stockholders. We will not receive any proceeds from sale of the shares of our common stock offered by this prospectus from time to time. We will bear all costs, expenses and fees in connection with the registration of these shares of our common stock.
The selling stockholders may offer and sell the common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell the common stock directly or through underwriters or dealers and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of our common stock to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell the shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” The last reported sale price of our common stock on the NYSE on May 9, 2025 was $21.34 per share.

Investing in shares of our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference hereto and thereto.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2025.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and which we have prepared or which has been prepared on our behalf or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the selling stockholders take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, results of operations or financial condition may have changed since that date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell up to 74,152,087 shares of our common stock from time to time in one or more offerings.
This prospectus provides you with a general description of our common stock. Each time any of the selling stockholders sell shares of our common stock, such selling stockholder will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the applicable offering.
This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data.
We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents incorporated by reference herein or therein, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we, nor the selling stockholders, have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.
This document may only be used where it is legal to sell these securities. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, references in this prospectus to “Centuri,” the “Company,” “we,” “us” and “our” refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
1

OUR COMPANY
We are a leading North American utility infrastructure services company with over 115 years of operating history, and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. Based on our internal estimates, we believe that we are the third largest utility services provider by revenue based on fiscal 2023 utility services revenues of approximately $2.46 billion or 85% of consolidated revenue for fiscal 2023. We serve as a long-term strategic partner to, and an extension of, North America’s electric, gas and combination utility providers, delivering a wide range of infrastructure solutions that seek to ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting and installation of electric and natural gas distribution and utility-scale transmission networks to meet current and future demands. We also serve complementary, attractive and growing end markets such as renewable energy associated with the expected energy transition, data centers and 5G datacom. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and unwavering commitment to serve as long-term partners to customers and communities, our more than 8,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
We currently operate across 89 locations in 46 U.S. states and four Canadian provinces, enabling us to support our customers across multiple geographies.
The majority of our customer relationships are governed by long-term master services agreements (“MSAs”), comprising approximately 80% of our total revenue during the fiscal year ended December 29, 2024. Additionally, of the remaining 20% of our total revenue that was generated from bid contracts, 9% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
Corporate Information
We were incorporated in Delaware on June 9, 2023. The address of our principal executive offices is 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at https://www.centuri.com. Our website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus.
2

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before acquiring securities from the selling stockholders, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our subsequent Current Reports on Form 8-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and any other information contained in any document incorporated by reference or any accompanying prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties incorporated by reference or contained in any accompanying prospectus supplement are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”
3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties set forth in this prospectus under “Risk Factors,” and the section entitled “Item 1.A Risk Factors” in our most recent Annual Report on Form 10-K and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•customer project scheduling and duration;
•weather and general economic conditions;
•results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•outcomes from contract and change order negotiations;
•our ability to successfully procure new work and impacts from being awarded work or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•the results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, and changes in our mix of customers, projects, contracts and business;
•regional or national and/or general economic conditions and demand for our services;
•price, volatility, and expectations of future prices of natural gas and electricity;
•increases in the costs to perform services caused by changing conditions;
•the termination or expiration of existing agreements or contracts;
•decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;
•the budgetary spending patterns of customers;
•inflation and other increases in construction costs that we may be unable to pass through to our customers;
•cost or schedule overruns on fixed-price contracts;
•availability of qualified labor for specific projects;
•the need and availability of letters of credit, payment and performance bonds, or other security;
•costs we incur to support growth, whether organic or through acquisitions;
•the timing and volume of work under contract;
•losses experienced in our operations;
•the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;
•developments in governmental investigations and/or inquiries;
4

•intense competition in the industries in which we operate;
•existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•failure of our partners, suppliers or subcontractors to perform their obligations;
•cybersecurity breaches;
•failure to maintain safe worksites;
•risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflict in the Middle East and the ongoing war in Ukraine;
•the impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•client delays or defaults in making payments;
•the cost and availability of credit and restrictions imposed by our debt agreements;
•the impact of credit rating actions and conditions in the capital markets on financing costs;
•changes in construction expenditures and financing;
•levels of or changes in operations and maintenance expenses;
•our ability to continue to remain within the ratios and other limits in our debt covenants;
•failure to implement strategic and operational initiatives;
•risks or uncertainties associated with acquisitions, dispositions and investments;
•possible information technology interruptions or inability to protect intellectual property;
•our failure, or the failure of our agents or partners, to comply with laws;
•our ability to secure appropriate insurance, licenses or permits;
•new or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•the loss of one or more clients that account for a significant portion of our revenue; and
•asset impairments.
Forward-looking statements are not guarantees of future performance, and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus. Except to the extent required by applicable law, we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
5

USE OF PROCEEDS
We will not receive any proceeds from the sale from time to time of our common stock by the selling stockholders. We will pay all expenses incident to the registration of the shares of common stock offered herein.
6

SELLING STOCKHOLDERS
This prospectus covers the public resale of the shares owned by the selling stockholders listed in the table below. The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus.
In connection with our initial public offering, we entered into that certain Registration Rights Agreement, dated as of April 11, 2024 (the “Registration Rights Agreement”) with Southwest Gas Holdings, Inc. (“Southwest Gas”), pursuant to which we granted to Southwest Gas certain registration rights with respect to its shares of our common stock. Also in connection with our initial public offering, we entered into that certain Common Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 5, 2024, with Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Investors”) pursuant to which we granted to the Icahn Investors certain registration rights with respect to their shares of our common stock. We have prepared this prospectus and the registration statement of which it is a part to satisfy our contractual obligations to the selling stockholders under the Registration Rights Agreement and the Purchase Agreement.
The table also provides information regarding the beneficial ownership of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 88,558,945 total outstanding shares of our common stock as of May 9, 2025.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned Prior to the Completion of this Offering			Shares Beneficially Owned After the Completion of this Offering(1)
Name of Selling Stockholder	Number of shares	Percentage of common stock	Shares Being Registered for Resale	Number of shares	Percentage of common stock
Southwest Gas Holdings, Inc.(2)	71,665,592	80.9%	71,665,592	—	*
Entities affiliated with Carl C. Icahn(3)	2,486,495	2.8%	2,486,495	—	*
__________________
*Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of May 9, 2025. The number of shares of the Company’s common stock outstanding as of May 9, 2025 was 88,558,945.
(1)    Assumes the sale of all shares of common stock covered by this prospectus by the selling stockholders and that the selling stockholder does not acquire any additional shares of common stock.
(2)    The principal business address of Southwest Gas Holdings, Inc. is 8360 S. Durango Dr., Las Vegas, Nevada, 89113.
(3)    Shares held by Icahn Partners LP and Icahn Partners Master Fund LP consist of: (i) 1,426,514 shares of our common stock held by Icahn Partners LP, all of which are offered pursuant to this prospectus and (ii) 1,059,981 shares of our common stock held by Icahn Partners Master Fund, all of which are offered pursuant to this prospectus.
7

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), each of which is an exhibit to our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share, and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders; provided that, prior to the termination of that certain Separation Agreement, dated as of April 11, 2024 (the “Separation Agreement”), by and between us and Southwest Gas Holdings, with respect to the amendment of certain provisions in our Charter and Bylaws relating to the Separation Agreement or that certain Tax Matters Agreement, dated as of April 11, 2024, by and between us and Southwest Gas Holdings, Southwest Gas Holdings and any and all successors to Southwest Gas Holdings by way of merger, consolidation or sale of all or substantially all of its assets or equity (“SWX”) is entitled to a number of votes (which may be a fraction) for each share of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal that is equal to the greater of (A) one and (B) the quotient of (i) the sum of (y) the aggregate votes entitled to be cast by all holders of our capital stock (including common stock and preferred stock) other than SWX on such proposal plus (z) one divided by (ii) the number of shares of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
We entered into the Separation Agreement with Southwest Gas Holdings, which gives Southwest Gas Holdings the right to nominate a majority of our directors as long as Southwest Gas Holdings beneficially owns 50% or more of the total voting power of our outstanding common stock and specifies how Southwest Gas Holdings’ nominations rights shall decrease as Southwest Gas Holdings’ beneficial ownership of our common stock also decreases.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.
8

No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock other than certain anti-dilution rights held by Southwest Gas Holdings pursuant to the Separation Agreement. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, and subject to Southwest Gas Holdings’ consent rights, the Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law of the State of Delaware (the “DGCL”) and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.
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Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board; provided that, prior to the termination of the Separation Agreement, the Board may consist of more than 13 directors subject to certain conditions. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director except, prior to the termination of the Separation Agreement in the case that (i) a director who was designated for nomination by Southwest Gas Holdings pursuant to the Separation Agreement or a director who was otherwise designated by Southwest Gas Holdings pursuant to the Separation Agreement, ceases to serve, or is not elected, as a director for any reason or (ii) Southwest Gas Holdings is entitled to have one or more directors nominated or appointed to the Board pursuant to the Separation Agreement due to an increase in the size of the Board, then any such vacancies or newly created directorships shall be filled in compliance with the Separation Agreement. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders. However, for so long as Southwest Gas Holdings owns at least 50% of the total voting power of the then-outstanding common stock, stockholders are permitted to act by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.
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Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes,
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approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings owns 10% or less of the total voting power of our outstanding shares and has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in
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multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.
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PLAN OF DISTRIBUTION
The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their respective secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker- dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
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The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conforms to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase price and public offering price, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares of common stock covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares of common stock covered by this prospectus may be sold without restriction pursuant to Rule 144 of the Securities Act.
LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Morrison & Foerster LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents.. The information incorporated by reference is considered to be a part of this prospectus. This prospectus specifically incorporates by reference the documents listed below.
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 30, 2025, filed with the SEC on May 12, 2025;
•our Current Report on Form 8-K filed with the SEC on April 18, 2025;
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•our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2025 (excluding any potions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering by the selling stockholders of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
investors@centuri.com
(623) 879-3700
Attention: Jennifer Russo
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WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.
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Centuri Holdings, Inc.
74,152,087 Shares of Common Stock

PROSPECTUS

              , 2025

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby.

Payable by the Registrant
SEC registration fee	$289,980.47
FINRA filing fee	225,500.00
Exchange listing fee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and trustee’s fees and expenses	*
Miscellaneous fees and expenses	*
Total	$ *
*     Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation and its amended and restated bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.
The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to payments which may be made by it to its directors and officers pursuant to the above indemnification provision or otherwise as a matter of law. The Registrant’s amended and restated bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to the Registrant and that the Registrant must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking by or on behalf of an indemnified person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The underwriting agreement, the form of which will be filed as an exhibit to this registration statement, will provide for indemnification of the Registrant’s directors and officers by the underwriters against certain liabilities. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
Exhibits: The list of exhibits set forth under “Exhibit Index” at the end of this registration statement is incorporated by reference herein.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
i.Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
iv.Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed or Furnished Herewith
		Form	File Number	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Centuri Holdings, Inc.	S-8	333-278834	4.1	April 19, 2024

3.2	Amended and Restated Bylaws of Centuri Holdings, Inc.	S-8	333-278834	4.2	April 19, 2024

4.1	Description of Capital Stock	10-K	001-42022	4.1	February 26, 2025

4.2*	Form of Designation of Preferred Stock (including Form of Preferred Stock Certificate)

4.3*	Form of Deposit Agreement (including Form of Depositary Receipt)

4.4*	Form of Warrant Agreement (including Form of Warrant Certificate)

4.5*	Form of Unit Agreement (including Form of Unit Certificate)

4.6*	Form of Rights Agreement (including Form of Rights Certificate)

5.1	Opinion of Morrison & Foerster LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Morrison & Foerster LLP (contained in its opinion filed as Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X
___________________
*To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on May 12, 2025.

Centuri Holdings, Inc.

By:	/s/ Christian I. Brown
Name:	Christian I. Brown
Title:	Chief Executive Officer and Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian I. Brown and Gregory A. Izenstark and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Christian I. Brown	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2025
Christian I. Brown

By:	/s/ Gregory A. Izenstark	Chief Financial Officer (Principal Financial Officer)	May 12, 2025
Gregory A. Izenstark

By:	/s/ Kendra L. Chilton	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 12, 2025
Kendra L. Chilton

By:	/s/ Karen S. Haller	Director, Chair of the Board of Directors	May 12, 2025
Karen S. Haller

By:	/s/ Julie A. Dill	Director	May 12, 2025
Julie A. Dill

By:	/s/ Andrew W. Evans	Director	May 12, 2025
Andrew W. Evans

By:	/s/ Christopher A. Krummel	Director	May 12, 2025
Christopher A. Krummel

By:	/s/ Anne L. Mariucci	Director	May 12, 2025
Anne L. Mariucci

By:	/s/ Charles R. Patton	Director	May 12, 2025
Charles R. Patton